Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
VUZIX CORPORATION
(a Delaware corporation)

Adopted April 28, 2021

Article 1

Name and Offices

1.1     Name. The name of the Corporation is Vuzix Corporation.

1.2     Registered Office and Agent. The Corporation shall establish, designate and continuously maintain a registered office and agent in the State of Delaware, subject to the following provisions:

(a)     Registered Office. The Corporation shall establish and continuously maintain in the State of Delaware a registered office which may be, but need not be, the same as its place of business.

(b)     Registered Agent. The Corporation shall designate and continuously maintain in the State of Delaware a registered agent, which agent may be either an individual resident of the State of Delaware whose business office is identical with such registered office, or a domestic corporation or a foreign corporation authorized to transact business in the State of Delaware, having a business office identical with such registered office.

(c)     Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both, upon the filing in the Office of the Secretary of State of Delaware of a statement setting forth the facts required by law, and executed for the Corporation by a duly authorized officer.

1.3     Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may, from time to time, determine the business of the Corporation may require.

Article 2

Directors

2.1     Management Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

2.2     Number and Qualification. The Board of Directors shall consist of not less than five nor more than twelve members. Directors need not be residents of the State of Delaware nor stockholders of the Corporation. The number of directors shall be fixed, and may be increased or decreased within the limits specified above, from time to time by resolution of the Board of Directors; provided, however, no decrease shall have the effect of shortening the term of any incumbent director.

2.3     Voting on Directors. At each annual meeting of stockholders, directors shall be elected as follows: (i) for contested director elections (when the number of director nominees exceeds the number of board seats), by the affirmative vote of the holders of a plurality of the shares entitled to vote on the election of directors and represented in person or by proxy at the meeting, and (ii) for uncontested director elections (when the number of director nominees does not exceed the number of board seats), by the affirmative vote of the holders of a majority of the shares for which votes are cast with respect to each director nominee, not including abstentions and withheld votes. For clarity, a director nominee in an uncontested director election shall be elected to the Board of Directors if the votes cast “For” such nominee’s election exceed the votes cast “Against” such nominee’s election, and abstentions and withheld votes will have no effect. Cumulative voting in the election of directors is expressly prohibited.

2.4     Election and Term. Members of the Board of Directors shall hold office until the next annual meeting of the stockholders of the Corporation and until their successors shall have been elected and qualified, subject to his or her earlier removal or resignation.

2.5     Vacancies and New Directorships. Vacancies in the Board of Directors, whether arising by virtue of the death, resignation or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the vote of the stockholders at an annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose, and the directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

2.6     Removal and Resignation. Any director may be removed either with or without cause at any duly constituted special or annual meeting of stockholders, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at any meeting and entitled to vote for the election of such director, provided notice of intention to act upon such matter shall have been given in the notice calling such meeting. Any director may resign at any time by submitting a resignation in writing to the Chief Executive Officer of the Corporation. Any such resignation shall take effect upon receipt of such resignation if no date is specified in the resignation, or, if a later date is specified in the resignation, upon such later date. Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

2.7     Meetings. The meetings of the Board of Directors shall be held and conducted subject to the following regulations:

(a)     Place. Meetings of the Board of Directors, annual, regular or special, are to be held at the principal office or place of business of the Corporation, or such other place, either within or without the State of Delaware, as may be specified in the respective notices, or waivers of notice, thereof.

(b)     Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held, for the purpose of organization, election of officers, appointment of members to the committees established by the Board of Directors, and consideration of any other business that may properly be brought before the meeting. No notice of any kind for such annual meeting shall be required.

(c)     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place or places as shall from time to time be determined and designated by the Board of Directors.

(d)     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on notice of two days to each director either personally or by mail or by telegram, telex or facsimile transmission and delivery. Special meetings of the Board of Directors shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any two directors.

(e)     Notice and Waiver of Notice. Written notice of the meeting stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered in the manner set forth in Section 5.1, not less than two nor more than 30 days before the date of the meeting by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation to each director of the Corporation. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except if a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(f)     Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g)     Requisite Vote. Each director shall have one vote on each matter submitted to a vote at any meeting of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

2.8     Action without Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors.

2.9     Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

(a)     Designation and Appointment. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate.

(b)     Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the directors. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee. The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c)     Authority. Each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors. A committee shall have no power to act except as authorized by the Board of Directors or these By-laws. The designation of a committee and the delegation of authority to it shall not relieve the Board of Directors or any individual director of any responsibility imposed upon the Board or an individual director by law.

(d)     Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e)     Change in Number. The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased (but not below one) from time to time by appropriate resolution adopted by a majority of the entire Board of Directors.

(f)     Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 2.9.

(g)     Removal and Resignation. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby. A member of any committee may resign at any time by submitting a resignation in writing to either the Chairman of the committee or to the Chief Executive Officer of the Corporation. Any such resignation shall take effect upon receipt of such resignation if no date is specified in the resignation, or, if a later date is specified in the resignation, upon such later date.

(h)     Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

(i)     Quorum. At meetings of any committee appointed hereunder, a majority of the members or alternate members shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of such committee, the members or alternate members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j)     Requisite Vote. The act of a majority of the members and alternate members of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws.

(k)     Compensation. Appropriate compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the action of a majority of the entire Board of Directors pursuant to the provisions of Section 2.11.

(l)     Action without Meetings. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if all members of such committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of such committee.

(m)     Combination of Board Committees. If the Board of Directors determines that any one or more of the committees previously established by or otherwise designated should not exist, the Board of Directors may assign the functions of such committee to a new or existing committee or to the Board of Directors acting as a committee of the whole.

2.10     Executive Committee. Except as otherwise limited by the Board of Directors or by these By-laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary. A majority of the members of the Executive Committee, if more than a single member, shall constitute a quorum.

2.11     Presumption of Assent. A director who is present at any meeting of the Board of Directors, or at a committee thereof of which the director is a member, at which action on any matter is taken shall be presumed to have assented to the action taken unless such director votes against such action or abstains from voting because of an asserted conflict of interest and such vote against or abstention is noted in the minutes of the meeting.

2.12     Compensation. By appropriate resolution of the Board of Directors, the directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof of which the director is a member and may be paid a fixed sum (as determined from time to time by the vote of a majority of the directors then in office) for attendance at each meeting of the Board of Directors or any committee thereof of which the director is a member or a stated salary as director. No such payment shall preclude any director from serving the Corporation in another capacity and receiving compensation therefor.

2.13     Maintenance of Records. The directors may keep the books and records of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware or at such place or places as they may, from time to time, determine.

2.14     Interested Directors and Officers. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any firm of which one or more of its directors or officers are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors or officers are stockholders, members, directors, officers, or employees, or in which they are interested, shall be void or voidable solely for this reason, or solely because of the presence of such director or directors or officer or officers at the meeting of the Board of Directors, which acts upon, or in reference to, such contract, or transaction, if (a) the material facts of such relationship or interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless in good faith, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote; (b) the material facts of such relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. The provisions of this Section 2.14 shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

2.15     Minutes. Minutes shall be recorded of all meetings of the Board of Directors or any committee thereof. A copy of the minutes shall be distributed to all members of the Board of Directors, or the applicable committee thereof, as appropriate, for approval.

2.16     Advisory Directors. The Board of Directors may appoint one or more advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office for the term for which such advisory director is appointed or until his or her earlier death, resignation, retirement or removal, with or without cause, as set forth in this Section 2.16. Each advisory director shall qualify as an advisory director following appointment as such by agreeing to act or acting in such capacity. An advisory director shall be entitled, but shall have no obligation, to attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to any advisory director and no advisory director shall be considered in determining whether a quorum of the Board of Directors is present. An advisory director shall serve only as an advisor to the Board of Directors and as such shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested from time to time by the Board of Directors; however, an advisory director shall not be entitled or permitted to vote on any matter presented to the Board of Directors or to bind the Corporation in any manner. Any advisory director may be removed by the Chairman of the Board or by the affirmative vote of a majority of the entire Board of Directors, whenever in their judgment the best interest of the Corporation will be served thereby.

An advisory director, in consideration of such person serving as an advisory director, shall be entitled to receive from the Corporation such fees for attendance at meetings of the Board of Directors as the Board shall from time to time determine. In addition, an advisory director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as an advisory director.

Article 3

Stockholders

3.1     Place of Meetings. Each meeting of the stockholders is to be held at the principal offices of the Corporation or at such other place, either within or without the State of Delaware, as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

3.2     Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting (a) by or at the direction of the Board of Directors; or (b) by any stockholder in compliance with Section 3.9, shall be held at such date, time and place as may be designated each year by resolution of the Board of Directors. The failure to hold the annual meeting within the designated period of time or on the designated date shall not work a forfeiture or dissolution of the Corporation.

3.3     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The notice of a special meeting shall state the purpose or purposes of the proposed meeting and the business to be transacted at any such special meeting of stockholders and shall be limited to the purposes stated in the notice thereof.

3.4     Record Date. As more specifically provided in Section 7.6 hereof, the Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than ten nor more than 60 days prior to such meeting. In the absence of any action by the Board of Directors fixing the record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day before the meeting is held.

3.5     Notice. Written notice of the meeting stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in the manner set forth in Section 5.1 not less than ten nor more than 60 days before the date of the meeting by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, to each stockholder of record entitled to vote at such meeting as determined in accordance with of Section 3.4.

3.6     Voting List. The officer or agent having charge and custody of the stock transfer books of the Corporation shall prepare, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares having voting privileges registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of not less than ten days prior to such meeting either at the principal office of the Corporation or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to identity of the stockholders entitled to examine such list or stock ledger or transfer book and to vote at any such meeting of the stockholders. The failure to comply with the requirements of this Section shall not affect the validity of any action taken at said meeting.

3.7     Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, the holders of a one-third of the shares of the capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or represented by proxy, shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting.

3.8     Withdrawal of Quorum. If a quorum is present at the time of commencement of any meeting, the stockholders present at such duly convened meeting may continue to transact any business which may properly come before said meeting until adjournment thereof, notwithstanding the withdrawal from such meeting of sufficient holders of the shares of capital stock entitled to vote thereat to leave less than a quorum remaining.

3.9     Stockholder Proposals. In order for a stockholder to properly bring any item of business before an annual meeting of stockholders, such stockholder (a “Noticing Stockholder”) must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 3.9. This Section 3.9 shall constitute an advance notice provision for annual meetings for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(a)     To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day and not later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary of the preceding year’s annual meeting, or within such timeframe(s) as may be stated in the Corporation’s proxy statement for the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than 5:00 p.m. Eastern Time, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice.

(b)     To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i)     Set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)     the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively, the “Holder”);

(B)     the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record;

(C)     any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(D)     any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(E)     any short interest in any security of the Corporation (for purposes of these By-laws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(F)     any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation;

(G)     any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H)     any performance-related fees (other than an asset-based fee) that the Holder is entitled to base on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any;

(I)     any arrangements, rights, or other interests described in Sections 3.9(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household;

(J)     any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(K)     any other information reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than ten days after the record date for the meeting to disclose such ownership as of the record date.

(ii)     If the notice relates to any business other than a nomination of a director or directors that the Holder proposes to bring before the meeting, the notice must also set forth:

(A)     a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the Holder, in such business; and

(B)     a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)     If the notice relates to any nomination of a director or directors that the Holder proposes to bring before the meeting, the notice must also set forth:

(A)     information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)     a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended, if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant; and

(C)     a representation that the Noticing Stockholder intends to vote or cause to be voted such stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

 (iv)     With respect to each nominee for election or reelection to the Board of Directors, the Noticing Stockholder shall include a completed and signed questionnaire, representation, and agreement required by Section 3.10. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

(c)     Notwithstanding anything in Section 3.9(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(d)     For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(e)     Only those persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such proposal or nomination shall be disregarded.

(f)     Notwithstanding the foregoing provisions of these By-laws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 3.2 or Section 3.9.

(g)     Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of stockholder proposals that are, or that the Noticing Stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these By-laws to extent any conflict exists, and these By-laws shall govern all aspects of stockholder proposals that are not made pursuant to Rule 14a-8.

The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

3.10     Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.9) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)     is not and will not become a party to:

 (i)     any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

 (ii)     any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)     is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)     in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

3.11     Nomination of Directors. Only persons who are nominated in accordance with the procedure set forth in Section 3.9 or who are nominated for election as directors by the Board of Directors may be nominated for election as directors of the Corporation

3.12     Requisite Vote. With respect to any action to be taken by the stockholders as to any matter other than the election of directors, the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders.

3.13     Voting Power. In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of stockholders, each stockholder of the capital stock of the Corporation having voting power shall be entitled to one vote for each such share held in his name on the books of the Corporation, except to the extent otherwise specified by the Certificate of Incorporation pertaining to a series of preferred stock.

3.14     Exercise of Voting Power; Proxies. Each stockholder entitled to vote at a meeting or to express consent or dissent to corporate action in writing without a meeting may vote either in person or authorize another person or persons to act for him by proxy duly appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact; provided, however, no such appointment of proxy shall be valid, voted or acted upon after the expiration of three years from the date of execution of such written instrument of appointment, unless otherwise stated therein. All proxies must indicate the number of shares subject to the proxy and must bear the date on which the proxy was executed by the stockholder. A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a stockholder, shall be treated as an execution in writing. A proxy shall be revocable unless expressly designated therein as irrevocable and coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (i) a pledgee; (ii) a person who purchased or agreed to purchase or owns or holds an option to purchase the shares voted; (iii) a creditor of the Corporation who extended its credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under Section 218 of the Delaware General Corporation Law. Each proxy shall be filed with the Secretary prior to or at the time of the meeting. Any vote may be taken by voice vote or by show of hands unless someone entitled to vote at the meeting objects, in which case written ballots shall be used.

3.15     Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except to the extent determined by the Board of Directors or the chairman of the meetings, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

3.16     Inspectors of Elections.

(a)     Appointment of Inspectors. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at that meeting or any adjournment of that meeting. If inspectors of election are not appointed, the chairman of any meeting may, and on the request of any stockholder or stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

(b)     Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies. The inspectors shall also receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.

(c)     Vote of Inspectors. If there are three inspectors of election the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

(d)     Report of Inspectors. On request of the chairman of the meeting or of any stockholder or the stockholder’s proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

3.17     No Action without Meetings. Action by the stockholders may only be taken at a duly constituted annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Article 4

Officers

4.1     Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of the offices of:

(a)     President, Secretary and Treasurer; and

(b)     Such other offices and officers (including a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and one or more Vice Presidents) and assistant officers as the Board of Directors shall deem necessary.

4.2     Election of Officers. Each officer designated in Section 4.1(a) hereof shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office. Each officer or agent designated in Section 4.1(b) above may be elected by the Board of Directors at any meeting.

4.3     Qualifications. No officer need be a stockholder of the Corporation or a resident of Delaware. No officer is required to be a director, except the Chairman of the Board. Any two or more offices may be held by the same person.

4.4     Term of Office. Unless otherwise specified by the Board of Directors at the time of election or appointment, the term of office of each officer shall expire on the date of the first meeting of the Board of Directors next following the annual meeting of stockholders each year. Each such officer, unless elected or appointed to an additional term, shall serve until the expiration of the term of his office or, if earlier, his death, resignation or removal.

4.5     Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these By-laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-laws.

4.6     Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause by a majority of the directors at any annual, regular or special meeting of the Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contractual rights. Any officer may resign at any time by submitting a resignation in writing to the Board of Directors or to the President of the Corporation. Any such resignation shall take effect upon receipt of such resignation if no date is specified in the resignation, or, if a later date is specified in the resignation, upon such later date. Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

4.7     Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) shall be filled by the Board of Directors. The new officer elected to fill the vacancy shall serve in such capacity until the unexpired term of the predecessor in office.

4.8     Compensation. The compensation of all officers and agents of the Corporation shall be fixed from time to time by or in the manner prescribed by the Board of Directors.

4.9     Chairman of the Board. If a Chairman of the Board is elected, he shall be chosen from among the directors. The Chairman of the Board shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the Board of Directors, unless he shall be absent or unless he shall, at his election, designate the Vice Chairman, if one is elected, to preside in his stead. The Chairman of the Board shall submit a report as to the operations of the Corporation for the preceding fiscal year to the Board of Directors as soon as practicable in each year and, with the Chief Executive Officer, to the stockholders at or prior to each annual meeting of the stockholders, and the Chairman of the Board shall from time to time report to the Board of Directors matters within his knowledge which the interest of the Corporation may require to be so reported. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required by him from time to time by the Board of Directors.

4.10     Chief Executive Officer. Subject to the supervision of the Board of Directors, the Chief Executive Officer, if one is elected, shall have responsibility for the general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe. The Chief Executive Officer shall have general supervision and direction of all other officers, agents and employees of the Corporation to see that their respective duties are properly performed. In the event no individual is elected to the office of Chief Operating Officer, the Chief Executive Officer shall have the powers and perform the duties of the Chief Operating Officer.

4.11     Chief Operating Officer. Subject to the supervision of the Board of Directors, the Chief Operating Officer, if one is elected, shall have responsibility for the general supervision of the day to day operations of the Corporation. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

4.12     Chief Financial Officer. Subject to the supervision of the Board of Directors, the Chief Financial Officer, if one is elected, shall have responsibility for the financial and accounting affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer. The Chief Financial Officer shall have the general powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

4.12     President. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the Board of Directors or these By-laws. The President shall have the general powers and duties usually vested in the office of president of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

4.13     Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the majority vote of the Board of Directors, shall, in the prolonged absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

4.14     Secretary. The Secretary shall be the custodian of and shall maintain the corporate books and records and shall record or see to the proper recording of all proceedings of the meetings of the stockholders and the Board of Directors of the Corporation in a book to be maintained for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The Secretary shall have the authority to sign stock certificates and shall perform all duties usually vested in the office of secretary of a corporation and shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

4.15     Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

4.16     Treasurer. The Treasurer shall, subject to the supervision of the Chief Financial Officer if one is elected, have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by or in the manner prescribed by the Board of Directors. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; the Treasurer shall render to the President, the Chief Executive Officer, the Chief Financial Officer and each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation and shall perform all duties usually vested in the office of treasurer of a corporation and shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe or as the Chief Financial Officer may from time to time delegate.

4.17     Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Financial Officer may from time to time delegate.

4.18     Bonds. Any officer or employee of the Corporation shall, if required by the Board of Directors, furnish a bond for the faithful discharge of the duties held by such officer or employee in such form and amount and with such surety or sureties as is satisfactory to the Board of Directors.

Article 5

Notices

5.1     Method of Notice. Whenever under the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing and delivered personally, through the United States mail, by a nationally recognized overnight delivery service or by means of telegram, telex, facsimile transmission or electronic transmission (e-mail), addressed to such director or stockholder, at his address, telex or facsimile transmission number, or e-mail address, as the case may be, as it appears on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an overnight delivery service or when transmitted by telegram, telex or facsimile transmission, e-mail, or personally delivered, as the case may be. The Secretary or the secretary of any committee of the Board of Directors responsible for the giving of notice to any director shall give notice of the time and place of each meeting by United States mail or overnight delivery service at least three days before such meeting, or if by telegram, telex or facsimile transmission or e-mail, at least twenty-four hours before the meeting.

5.2     Waiver. Whenever any notice is required to be given under the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by such person or persons, whether in person or by proxy, at any meeting requiring notice shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.3     Exception to Requirement of Notice. Any notice required to be given to any stockholder under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws need not be given to the stockholder if: (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any certificate filed with the Secretary of State, that certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Article 6

Indemnification

6.1     Mandatory Indemnification. Each person who was or is made a party or is threatened to be made a party, or who was or is a witness without being named a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a “Proceeding”), by reason of the fact that such individual is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding if it is determined that he acted in good faith and reasonably believed (i) in the case of conduct in his official capacity on behalf of the Corporation that his conduct was in the Corporation’s best interests, (ii) in all other cases, that his conduct was not opposed to the best interests of the Corporation, and (iii) with respect to any Proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Corporation or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the Proceeding and shall not be made in respect of any Proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding which is a criminal action, had reasonable cause to believe that his conduct was unlawful. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals there from.

6.2     Determination of Indemnification. Any indemnification under the foregoing Section 6.1 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct. Such determination shall be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; (2) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority of all directors, consisting of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding; (3) by special legal counsel (in a written opinion) selected by the Board of Directors or a committee of the Board by a vote as set forth in Subsection (1) or (2) of this Section, or, if such quorum cannot be established, by a majority vote of all directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (4) by the stockholders of the Corporation in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

6.3     Advancement of Expenses. Reasonable expenses, including court costs and attorneys’ fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in a Proceeding, by reason of the fact that such individual is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination set forth in Section 6.2, upon receipt by the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 6, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.

6.4     Permissive Indemnification. The Board of Directors of the Corporation may authorize the Corporation to indemnify employees or agents of the Corporation, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Corporation.

6.5     Nature of Rights. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these By-laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. The rights to indemnification and advancement of expenses conferred in this Article 6 shall be contract rights. Any amendment, repeal, or modification of this Article 6 and, to the fullest extent permitted by Delaware law, any amendment, repeal, or modification of the Delaware General Corporation Law, shall not adversely affect any right or protection of any then current or former director or officer of the Corporation existing at the time of such amendment, repeal, or modification.

6.6     Insurance. The Corporation shall have the power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Corporation would have the power to indemnify and hold such person harmless against such liability under the provisions hereof. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether the directors participating in the approval is a beneficiary of the insurance or arrangement.

Article 7

Stock

7.1     Stock Certificates; Uncertificated Shares. Shares of the Corporation’s capital stock shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

7.2     Entitlement to Certificates. Every holder of shares of the Corporation’s capital stock represented by certificates shall be entitled to have a certificate in the form approved by the Board of Directors and signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof, certifying the class of capital stock and the number of shares represented thereby as owned or held by such stockholder in the Corporation. At such time as the Corporation may be authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Delaware, or may state that the Corporation will furnish a copy of such statement without charge to the holder of such certificate upon receipt of a written request therefore from such holder.

7.3     Signatures. The signatures of the Chairman of the Board, the President, the Vice President, the Secretary or the Assistant Secretary upon any stock certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon any such certificate or certificates, shall cease to serve as such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates are issued and delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to serve as such officer or officers of the Corporation.

7.4     Issuance of Stock. Shares of the Corporation’s capital stock (both treasury and authorized but unissued) may be issued for such consideration (not less than par value, except for treasury shares which may be issued for such consideration) and to such persons as the Board of Directors may determine from time to time. Shares shall not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.5     Payment for Stock. Consideration for the issuance of shares of the Corporation’s capital stock shall be paid, valued and allocated as follows:

(a)     Consideration. The consideration for the issuance of shares shall consist of any tangible or intangible benefit to the Corporation or other property of any kind or nature, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

(b)     Valuation. In the absence of fraud in the transaction, the determination of the Board of Directors as to the value of consideration received shall be conclusive.

(c)     Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)     Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between the stated capital and capital surplus accounts.

(e)     Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class and series. In case of default in the payment of any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.6     Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days, and in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof.

7.7     Registered Owners. Prior to due presentment for registration of transfer of a certificate evidencing shares of the capital stock of the Corporation in the manner set forth in Section 7.9 hereof, the Corporation shall be entitled to recognize the person registered as the owner of such shares on its books (or the books of its duly appointed transfer agent, as the case may be) as the person exclusively entitled to vote, to receive notices and dividends with respect to, and otherwise exercise all rights and powers relative to such shares; and the Corporation shall not be bound or otherwise obligated to recognize any claim, direct or indirect, legal or equitable, to such shares by any other person, whether or not it shall have actual, express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.8     Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following conditions:

(a)     Proof of Loss. Submits proof in affidavit form satisfactory to the Corporation that such certificate has been lost, destroyed or wrongfully taken;

(b)     Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)     Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made or otherwise asserted by virtue of the alleged loss, destruction, or theft of such certificate or certificates; and

(d)     Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

In the event a certificate has been lost, apparently destroyed or wrongfully taken, and the registered owner of record fails to notify the Corporation within a reasonable time after he has notice of such loss, destruction, or wrongful taking, and the Corporation registers a transfer (in the manner herein below set forth) of the shares represented by the certificate before receiving such notification, such prior registered owner of record shall be precluded from making any claim against the Corporation for the transfer required hereunder or for a new certificate.

7.9     Registration of Transfers. Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

(a)     Endorsement. Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b)     Guaranty and Effectiveness of Signature. The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective;

(c)     Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d)     Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e)     Additional Requirements Satisfied. Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these By-laws and applicable law, shall have been satisfied.

7.10     Restrictions on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may however state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

Article 8

General Provisions

8.1     Dividends. Subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, dividends of the Corporation shall be declared and paid pursuant to the following regulations:

(a)     Declaration and Payment. Dividends on the issued and outstanding shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock. Such declaration and payment shall be at the discretion of the Board of Directors.

(b)     Record Date. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than 60 days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than 60 days prior to the payment date of such dividend. In the absence of action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

8.2     Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall think beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

8.3     Contracts and Negotiable Instruments. Except as otherwise provided by law or these By-laws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the President of the Corporation. The Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine by resolution. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these By-laws and/or as, from time to time, may be prescribed by resolution of the Board of Directors. Unless authorized to do so by these By-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable peculiarly for any purpose or to any amount.

8.4     Execution and Voting of Securities Owned by Corporation. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Secretary. Certificates for shares of stock or other securities owned by the Corporation shall be executed, signed or endorsed by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or the Secretary.

8.5     Fiscal Year. The fiscal year of the Corporation shall be established by resolution of the Board of Directors.

8.6     Corporate Seal. The Corporation seal shall be in such form as may be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.7     Amendment of By-laws. These By-laws may be altered, amended, or repealed and new By-laws adopted by resolution of the Board of Directors adopted by unanimous written consent, or at any meeting of the Board of Directors or stockholders at which a quorum is present, by the affirmative vote of a majority of the directors or stockholders, as the case may be, present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting; provided, however, that in addition to any vote of the holders of any class or series of stock required by law, Sections 2.3, 2.5, 3.3, 3.9, 3.10, 3.11, 3.17 and this Section 8.7 and Article 6 of these By-laws shall not be altered, amended or repealed, and no provision inconsistent therewith shall be adopted, by the stockholders without the affirmative vote of the holders, voting together as a single class, of not less than two-thirds of the outstanding stock of the Corporation entitled to vote in the election of directors.

8.8     Construction. Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion or provision of these By-laws shall be held invalid or inoperative, then, so far as is reasonable and possible (1) the remainder of these By-laws shall be considered valid and operative, and (2) effect shall be given to the intent manifested by the portion or provision held invalid or inoperative.

8.9     Telephone Meetings. Stockholders, directors or members of any committee may hold any meeting of such stockholders, directors or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other and actions taken at such meetings shall have the same force and effect as if taken at a meeting at which persons were present and voting in person. The Secretary shall prepare a memorandum of the action taken at any such telephonic meeting.

8.9     Captions. The captions used in these By-laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.10    Exclusive Forum. Unless the Corporation consents otherwise in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

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